UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 1, 2007
UST INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-17506	06-1193986

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

100 West Putnam Avenue, Greenwich, Connecticut		06830

(Address of Principal Executive Offices)		(Zip Code)
(203) 661-1100
(Registrant’s Telephone Number, Including Area Code)
None
(Former Name, Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: FORM OF NOTICE OF GRANT AND STOCK OPTION AGREEMENT
EX-10.2: FORM OF NOTICE OF GRANT AND RESTRICTED STOCK AGREEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Stock Option Agreement With Named Executive Officer
Under the terms of the UST Inc. 2005 Long-Term Incentive Plan (the “LTIP”), on August 1, 2007, the Compensation Committee of the Board of Directors (the “Board”) of UST Inc. (the “Company”) approved a grant of 50,000 stock options effective August 6, 2007 to Raymond P. Silcock, who will become Senior Vice President and Chief Financial Officer of the Company on such date. Pursuant to the terms of the LTIP, the exercise price of such options will be the closing sales price per share of Company common stock as reported on the New York Stock Exchange Composite Transactions Listing for the date on which such grant becomes effective, or the immediately preceding trading day if such date was not a trading day (the “Common Stock Fair Market Value”). These stock options will become exercisable on August 6, 2010, generally subject to continued employment.
A copy of the Company’s form of Notice of Grant and Stock Option Agreement pursuant to which such award will become effective on August 6, 2007, is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Restricted Stock Agreement With Named Executive Officer
On August 1, 2007, the Company’s Compensation Committee also approved an award of performance-based restricted shares of UST Inc. common stock (“Restricted Shares”) to Mr. Silcock with a fair market value of $500,000.00. The award will become effective on August 6, 2007. The target number of Restricted Shares will be equal to $500,000.00 divided by the Common Stock Fair Market Value on August 6, 2007 with any result which is not solely whole shares rounded up or down (as appropriate) to the nearest whole number of shares. The Restricted Shares will vest and become earned by Mr. Silcock generally, if he remains employed on January 31, 2011, subject to the performance-based conditions described below.
The Restricted Shares may not be transferred or otherwise disposed of by Mr. Silcock prior to the time that they become vested. Mr. Silcock may earn all, none or a percentage between 66.66% and 120% of the target number of Restricted Shares. The percentage earned with respect to one-third of the target number of Restricted Shares will be generally determined in the January following the completion of the performance period, depending upon actual performance in each of 2008, 2009 and 2010. Mr. Silcock may earn up to the maximum of 120% of the total target number of Restricted Shares based on the achievement of 115% of targeted diluted EPS in each year. If actual performance is less than the threshold of 75% of targeted diluted EPS for any of 2008, 2009 and 2010, no shares will be earned in respect of the award for such year. The targeted diluted EPS for all three years will be established by the Company’s Compensation Committee at the beginning of the performance period in accordance with the requirements for qualified performance-based compensation under Section 162(m) of the Code. The percentage of the target Restricted Shares earned with respect to any performance year will not become vested until January 31, 2011, unless Mr. Silcock dies or becomes disabled, in which case Restricted Shares earned through the date of death or disability will vest immediately and unearned Restricted Shares will also vest immediately at target. In the event that Mr. Silcock retires prior to January 31, 2011, the number of Restricted Shares earned will be the sum of (i) the number of shares earned and unvested as of the retirement date and (ii) a pro rata portion of the number of shares corresponding to any performance period with respect to which performance has not been determined prior to the retirement date calculated based on actual performance ultimately attained for such period. In the case of retirement, such shares will remain outstanding and will vest on January 31, 2011.
Mr. Silcock will file a Form 4 with the Securities & Exchange Commission with respect to the stock option and Restricted Share awards.
A copy of the Company’s form of Notice of Grant and Restricted Stock Agreement pursuant to which such award will become effective on August 6, 2007, is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Amendments to Non-Management Director Compensation
In order to eliminate the impact of stock price variability on the valuation of board and committee meeting fees, on August 2, 2007, the Board, upon the recommendation of its Compensation Committee, approved the following changes to the compensation program for non-management directors, effective as of September 1, 2007: (i) the number of shares to be paid to non-management directors for each board meeting attended will be equal to that number of shares derived by dividing $2,600 by the Common Stock Fair Market Value and (ii) the number of shares to be paid to non-management directors for each committee meeting attended will be equal to that number of shares derived by dividing $2,100 by the Common Stock Fair Market Value.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Form of Notice of Grant and Stock Option Agreement

Exhibit 10.2	Form of Notice of Grant and Restricted Stock Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UST INC.
Dated: August 3, 2007	By:	/s/ Maria R. Sharpe
	Name:	Maria R. Sharpe
	Title:	Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Form of Notice of Grant and Stock Option Agreement.
10.2	Form of Notice of Grant and Restricted Stock Agreement

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